SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 16, 2003

CNB FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	2-88511	23-2908963
(State or other jurisdiction	(SEC File No.)	(IRS Employer
of incorporation)		Identification Number)

County National Bank
1 South Second Street
PO Box 42
Clearfield, Pennsylvania 16830
(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Item 5. Other Events

On November 13, 2002, CNB Financial Corporation announced fourth quarter and annual earnings. The Corporation reported fourth quarter earnings of $2.4 million or $0.64 per share for the fourth quarter of 2002, an increase of 25% over the fourth quarter of 2001. For the year, the Corporation had net income of $8.7 million or $2.38 per share in 2002, representing an increase of 33% over 2001.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements: None

(b)	Exhibits:

99	Press Release Announcing: Dividend Increase and Special Dividend

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: January 21, 2003	By:	/s/ Joseph B. Bower, Jr.
Joseph B. Bower, Jr. Treasurer